Exhibit 99.1

Seer Board of Directors Unanimously Rejects Revised Unsolicited Proposal from Radoff-JEC Group

Board Determines Proposal Significantly Undervalues Seer and Is Not in the Best Interests of Stockholders

REDWOOD CITY, Calif. – April 27, 2026 – Seer, Inc. (Nasdaq: SEER) (“Seer” or the “Company”), the pioneer and trusted partner for deep, unbiased proteomic insights, today announced that its Board of Directors (the “Board”) has thoroughly reviewed and unanimously rejected the revised unsolicited, non-binding proposal received on April 24, 2026 from Bradley L. Radoff and Michael Torok, together with certain of their affiliates (the “Radoff-JEC Group”), to acquire all of the outstanding shares of Seer’s Class A common stock for $2.35 per share in cash plus a contingent value right (the “Revised Proposal”).

“The Radoff-JEC Group’s proposal significantly undervalues Seer in light of its compelling growth potential,” said Dr. Nicolas Roelofs, Lead Independent Director of Seer. “Seer has built a differentiated platform at the forefront of deep, unbiased proteomics, a large and expanding market with substantial scientific and commercial potential. The team is focused on navigating through macroeconomic headwinds, while strategically deploying capital to advance Seer’s mission to unlock and capture the expansive new market opportunity ahead, which Seer is uniquely positioned to lead. The Board is confident that Seer’s strategy, platform and team will create value well in excess of the proposal from the Radoff-JEC Group.”

Consistent with its fiduciary duties, the Board carefully reviewed the Revised Proposal in consultation with its independent financial and legal advisors. Following a thorough analysis, the Board concluded that the Revised Proposal significantly undervalues Seer. The Board believes that the Revised Proposal implies an equity value for Seer that is materially below the sum of Seer’s current cash, cash equivalents and investments. The Revised Proposal also fails to reflect the value of Seer’s platform, technology leadership, adoption momentum and standalone growth prospects. The Board has therefore unanimously determined the Revised Proposal is not in the best interest of Seer stockholders.

Seer is building a market from the ground up, creating a platform distinct from that which currently exists in the targeted proteomics space. Seer continues to execute against its strategy to expand utilization of its growing installed base, secure additional population-scale cohort and biobank studies, and broaden its addressable markets through product innovation. The Board believes that Seer is well positioned to strengthen its leadership as the preferred unbiased proteomic platform for AI-driven biology, supported by a rich source of robust data, and to capitalize on significant value creation opportunities.

Seer’s Proteograph® Product Suite represents a leading platform for scalable, deep, unbiased proteomics. The Company’s progress is evidenced by growth in customer adoption, increased utilization and strong external validation. Seer was recently selected as the unbiased proteomics solution for Precision Health Research, Singapore’s SGK100 study, highlighting the ability of Seer’s platform to enable population-scale deep unbiased proteomics.

The Company continues to pursue opportunities with large biobanks, consistent with its focus on expanding adoption of its scalable, deep, unbiased proteomics solution. Population-scale and biobank studies have served as important lighthouse accounts that can catalyze broader market adoption. More than 80 peer-reviewed publications, including many in top-tier journals, demonstrate the impact of Seer’s technology and its growing relevance across the field of proteomics. Seer’s leadership position in this space is also supported by 240 issued patents and patent applications worldwide, including 82 issued patents.

The Board is actively overseeing Seer’s strategy and holding management accountable for execution. The Board comprises seven highly qualified directors, five of whom are independent, with broad and relevant expertise across biotechnology, life sciences, venture capital, capital allocation, strategic planning, business development and corporate governance.

As previously announced, the Board’s Corporate Governance and Nominating Committee will review the proposed director nominees submitted by the Radoff-JEC Group in accordance with the Company’s bylaws. The Board will present its formal recommendation regarding the Radoff-JEC Group’s nominees in the Company’s definitive proxy statement, to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2026 Annual Meeting of Stockholders. The date of the 2026 Annual Meeting has not yet been announced.

Seer stockholders do not need to take any action at this time.

Perella Weinberg Partners LP is serving as financial advisor to Seer, and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Additional Information and Where to Find It

Seer, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Seer’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Seer plans to file a proxy statement (the “2026 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Omid Farokhzad, Meeta Gulyani, Robert Langer, Terrance McGuire, Deep Nishar, Isaac Ro and Nicolas Roelofs, all of whom are members of Seer’s board of directors, and David Horn, Seer’s president and chief financial officer, are participants in Seer’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2026 Proxy Statement and other relevant documents to be filed by Seer with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in Seer’s definitive proxy statement for its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on May 28, 2025, and is available here. Particular attention is directed to the sections of the 2025 Proxy Statement captioned “Board of Directors and Corporate Governance,” “Executive Compensation,” “Named Executive Officer Compensation Overview,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships, Related Party and Other Transactions.” To the extent that holdings of such participants in Seer’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been reflected on the following filings: for Mr. Farokhzad, on May 22, 2025, August 21, 2025, November 21, 2025, December 11, 2025, February 5, 2026, and February 19, 2026; for Ms. Gulyani, on July 9, 2025; for Mr. Langer, on July 9, 2025; for Mr. McGuire, on July 9, 2025 and December 11, 2025; for Mr. Nishar, on June 16, 2025 and July 9, 2025; for Mr. Ro, on September 3, 2025; for Mr. Roelofs, on July 9, 2025; and for Mr. Horn, on May 22, 2025; August 21, 2025; November 21, 2025, February 5, 2026, and February 19, 2026.

Promptly after filing its definitive 2026 Proxy Statement with the SEC, Seer will mail the definitive 2026 Proxy Statement and a BLUE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2026 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SEER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, Seer’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Seer with the SEC in connection with the Annual Meeting at the SEC’s website, which is located here. Copies of Seer’s definitive 2026 Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Seer with the SEC in connection with the Annual Meeting will also be available, free of charge, at Seer’s website, which is located here, or by writing to Investor Relations, Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, CA 94065.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s plans, strategies, capital deployment objectives, platform opportunities, strategic opportunities and prospects. These and other risks are described more fully in Seer’s filings with the SEC and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt

pr@seer.bio

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Joseph Sala

(212) 355-4449

Investor Contact:

Marissa Bych

investor@seer.bio